                                                                                                               EXHIBIT 12
                                          SOUTHWESTERN BELL TELEPHONE COMPANY
                                 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                Dollars in Millions


                                       SIX MONTHS ENDED
                                           JUNE 30,                            YEAR ENDED DECEMBER 31,
                                    -----------------------  -------------------------------------------------------------
                                          1999       1998        1998        1997        1996         1995         1994
                                    -----------------------   ------------------------------------------------------------

Income Before Income Taxes and
Extraordinary Loss                    $   1,450   $  1,278    $  2,410   $    1,888   $   2,168    $   1,688   $    1,586
     Add:Interest Expense                   189        182         374          343         327          340          358
         1/3 Rental Expense                  23         21          45           41          33           26           25
                                      ----------  ---------   ---------  -----------  ----------   ----------  -----------

     Adjusted Earnings                $  1,662    $  1,481    $  2,829   $    2,272   $   2,528    $   2,054   $    1,969
                                      ==========  =========   =========  ===========  ==========   ==========  ===========

Total Interest Charges                $     199   $    194    $    392   $      370   $     348    $     340   $      358
1/3 Rental Expense                           23         21          45           41          33           26           25
                                      ----------  ---------   ---------  -----------  ----------   ----------  -----------

     Adjusted Fixed Charges           $     222   $    215    $    437   $      411   $     381    $     366   $      383
                                      ==========  =========   =========  ===========  ==========   ==========  ===========

Ratio of Earnings to Fixed Charges         7.49       6.89        6.47         5.53        6.64         5.61         5.14


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